Exhibit 99.1

THOR Industries Announces The Addition Of Christina Hennington And Laurel Hurd To The Company's Board Of Directors And The Retirement Of Director Allen Kosowsky

ELKHART, Ind., Aug. 3, 2021 /PRNewswire/ -- THOR Industries, Inc. (NYSE: THO) announced today the appointment of two new members to its Board of Directors, Christina Hennington and Laurel Hurd, and the planned retirement of Board member Allen Kosowsky. The new Director appointments are effective September 1, 2021.

Christina Hennington is the Executive Vice President and Chief Growth Officer of Target and a member of the Target's leadership team. She oversees all of merchandising including product design and sourcing operations, as well as insights, strategy and innovation. As Chief Growth Officer, she works across the organization to identify and pursue revenue-generating strategies and embed them in the business plan. Prior to her current role, Christina held a number of leadership positions, including leading merchandising and elements of operations at Target.

Laurel Hurd is the segment President, Learning and Development, for Newell Brands and has over 30 years of experience in the consumer packaged goods industry where she has served as CEO of a number of divisions of Newell Brands. In her current position, Laurel has P&L responsibility over a $3 billion dollar group which includes such brands as Sharpie, Elmer's, Graco, and Baby Jogger. She is a recognized expert in driving sales and profits of legacy brands through innovation, digital acceleration and global expansion.

"We are very pleased to add Christina and Laurel to our Board. Both bring incredibly relevant experience and will be great additions to our Board. As we continue to execute our Board refreshment plan, our Board becomes stronger," offered Chairman Andy Graves.

"As part of this planned transition, Director Allen Kosowsky will retire from our Board in October. Allen's contributions to our Board and to THOR over the past 15 years have been significant, as he has added a strong voice that led improvements in both controls and governance. I speak for the entire Board when I thank Allen for his service and dedication," added Graves.

About THOR Industries, Inc.

THOR Industries is the sole owner of operating companies which, combined, represent one of the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This release includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the COVID-19 pandemic, along with the responses to contain the spread of the virus by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our labor force, our production or other aspects of our business and which may have a negative impact on our consolidated results of operations, financial position, cash flows and liquidity; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and, specifically, on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2020.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912